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                                                                       EXHIBIT 5

                               HALE AND DORR LLP
                               COUNSELLORS AT LAW

                  60 State Street, Boston, Massachusetts 02109
                         617-526-6000 o fax 617-526-5000




                                  June 11, 1997




BioSepra Inc.
140 Locke Drive
Marlborough, MA 01752

     Re:  1997 Stock Incentive Plan
          -------------------------

Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 600,000 shares of Common Stock, $.01 par value per share (the "Shares"), of BioSepra Inc., a Delaware corporation (the "Company"), issuable under the Company's 1997 Stock Incentive Plan (the "Plan").

     We have examined the Certificate of Incorporation, as amended and the By-Laws of the Company, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.




Washington, DC                    Boston, MA                        London, UK*
--------------------------------------------------------------------------------

              HALE AND DORR LLP INCLUDES PROFESSIONAL CORPORATIONS
  *BROBECK HALE AND DORR INTERNATIONAL (AN INDEPENDENT JOINT VENTURE LAW FIRM)

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BioSepra Inc.
June 11, 1997
Page 2



     Based on the foregoing, we are of the opinion that the Company has duly authorized for issuance the shares of its Common Stock covered by the Registration Statement to be issued under the Plan, as described in the Registration Statement, and such shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.



                                                  Very truly yours,



                                                  /s/ HALE AND DORR LLP